STRATEGIC ALLIANCE AGREEMENT
                         ------------------------------

This Agreement is entered into and made effective as of the day of April 23, 1998 by and between EasyTe1, a Nevada Corporation ("EasyTel") and Drayton Hall & Co., an Illinois Corporation ("Drayton").

Whereas, EasyTel is in the business of providing;) delivering marketing and selling telecommunications services (hereinafter 'EasyTel')

Whereas" Drayton is capable of re-selling the telecommunications products and services aforesaid of EasyTel;

Whereas, both parties seek the mutually successful expansion of the geographic markets and customer base of the products and services of EasyTel by a strategic alliance hereto.

II  IS  HEREBY  AGREED  AS  FOLLOWS:

1. So as to effectuate the mutual goals of the parties and permit Dray ton the ability to bring the products and services of EasyTel to new markets and to new customers, EasyTel grants to Dra~1on, strictly subject to the terms and conditions herein, the rights to re-sell and further commercially disseminate telecommunications products and services of EasyTel that operate on the proprietary platform of EasyTel, now or hereafter developed, collectively called "EasyTel".

2. The term of these rights shall be for a period often years from the date of this Agreement and may be extended for successive five-year terms by the mutual written consent of both parties, on the same terms and conditions as set forth herein. It is agreed by the parties that if this Agreement is not extended beyond its ten year term, at the termination of the Agreement, Drayton and EasyTel shall continue to hold joint rights, title, and ownership to any and al! Universal Office platforms implemented by the parties


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     pursuant  to this  Agreement.  Further,  if this  agreement  is not renewed beyond the ten year term of this Agreement the parties shall continue to maintain the ownership rights and proprietary rights to such subscribers enrolled herein, according to the terms of the Strategic Alliance Agreement jointly. Further, if this Agreement is not renewed beyond the ten year term of this Agreement, the parties agree that all revenues generated following the termination of this Agreement, as derived from the Universal Office platform so jointly owned and from the jointly owned customer base accrued during the course of the term of this agreement, shall thereafter be distributed to the parties on the same terms as set forth herein, or as later amended in writing subsequently by the parties during the initial term of this agreement.

3. Drayton is hereby authorized to utilize all features and services afforded by EasyTel software, including, but not limited to: system prompts and application prompts necessary during the course of providing the EasyTel services. Drayton understands and acknowledges that the ownership of the software described herein is vested in the Universal Office Corporation, a Nevada corporation, but is licensed to EasyTel. Drayton further agrees not to make any claim known or unknown, to said software as to its fitness for its intended purpose herein.

4. Drayton shall, pursuant to this Agreement open new geographic markets to implement the re-selling of such services and products of EasyTel. The parties agree that Drayton is permitted to utilize one or more third party marketing entities to assist in effectuating such re-selling.

5. Pursuant to this Agreement, the parties agree to allocate, share, and divide adjusted gross revenues from the re-sale of services and products of EasyTel wheresoever marketed by Drayton, on an equal fifty-percent (50%) division to each party.

6. For the purpose of the Strategic Alliance Agreement, adjusted gross revenue shall be defined as all revenues generated from customer usage of telecommunication services, less all fees consisting of telephone billing


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     costs, 20% marketing costs,  charge backs relating to credit card usage and credit card fees.

7. Drayton shall serve to re-sell the products and services of EasyTel, on behalf of EasyTel, within the continental United States, in accordance with this Agreement. EasyTel shall not grant the same re-selling rights hereunder to any other party in a geographic market opened by Drayton for a period of two years from the date of the opening of such new geographic market. If EasyTel does grant such similar or comparable re-selling rights to a third party after a two year period from the opening of new geographic market by Drayton, EasyTel shall not grant such re-selling rights to any third party at any terms more favorable than those set forth herein. Drayton agrees that it will not vend or resell any services of the kind offered by, or competing with, EasyTel from any other vendor for so long as Drayton shall resell the telecommunications products and services of EasyTel, wheresoever Drayton is engaged in business. It is agreed by the parties that the first four new geographic markets to be opened by Drayton under this Agreement shall be: San Francisco, Chicago, Las Vegas, and New York City. Subject to access 10 telephone lines and installation of equipment Drayton shall open the first of these markets on August 1, 1998. Drayton shall open the remaining three of these markets on or before the end of 1998. These dates and schedules may be modified by the mutual consent of the parties as conditions so require.

8.   The   parties    represent   and   covenant   relating   to   the   EasyTel
     telecommunications products and service that:

     a. Title to all patents trademarks, trade names and/or service marks of the products and services herein in use on the date of this Agreement are, and shall remain the property of EasyTel. Drayton shall have only such rights or use hereto as is required for its re-selling activities and functions during the term of this Agreement, or subsequent Agreements between the parties.

     b. Drayton acknowledges that it has, and shall continue to receive from EasyTel confidential information that is the property and


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          trade secret of EasyTel and that any  unauthorized  use,  unauthorized publication, or any unauthorized disclosure to any third party of such confidential information may cause immediate and substantial harm to EasyTel. Drayton will take all reasonable steps to maintain the confidentiality of the confidential information. Drayton agrees not to disclose to any third party any and all such confidential information belonging to EasyTel acquired by Drayton as a result of this Agreement. Drayton shall not, without EasyTel's prior written consent,
          disclose,   provide,   or  make  available  any  of  the  confidential
          information in any form to any person, except to its employees whose access is necessary to enable Drayton to perform under this agreement, to marketing affiliates and in the ordinary course of securities
          compliance   procedures,   Drayton   agrees  to   maintain   all  such
          confidential   information  provided  to  it  by  EasyTel  so1ely  for
          Drayton's own internal use and/or no other purpose.

     c. Drayton agrees" covenants and warrants to EasyTel that it shall not use or apply software, technology, confidential information or trade secrets belonging to EasyTel for any other purpose except those purposes set forth in the Strategic Alliance Agreement.


9. EasyTel and Drayton shall each be separately responsible for their own respective operating costs and routine overhead expenses.

     a. Drayton shall be solely responsible for all costs relating to the opening of new re-selling markets, including, but not limited to, start up-costs, equipment, administrative expenses, sales and overhead directly related to Drayton, rental and lease expenses.

     b. Upon the opening of each and every new market by Drayton, Drayton agrees to purchase and install a Universal Office Mode148 (with 48 ports) to provide service in that area. EasyTel, at its discretion, and at no additional cost to Drayton, may install additional hardware and software to increase the port capacity to deliver service to more customers under this Agreement, In return for increasing the capacity of the Universal Office with additiona1 48 ports to 96 ports


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          (doubling  the  capacity),  EasyTel  and  Drayton  will each own fifty percent (50%) of the equipment and the installation".

     c. Drayton represents that it will expend adequate funds required for the opening of each new geographic market. Such expenditures shall be made by Drayton as necessarily required for re-selling costs, product advertising, including the purchase and installation of equipment and other overhead expenses. Such equipment expenditures shall include an initial installation in each new market location or equipment consisting of a 48 port Universal Office platform capable of being expanded to 288 ports, with additional hardware and software.

     d. Drayton hereby agrees to pay to EasyTel for minimum line access charges as follows: for each of the first four new geographic market locations opened by Drayton, Drayton shall pay for each location for the fourth, fifth, and sixth month of each said location the sum of

          $3,000.00; thereafter, for so Long as Drayton operates not more than four new geographic locations; Drayton shall pay to EasyTel for each location that has been opened for six months, the sum of $6,250.00.

          Subsequent new geographic market locations shall be negotiated as to minimum line access payments, as agreed by the parties in writing, All such minimum payments as set forth in this Subparagraph 8d, shall be credited toward Drayton's share of monthly line access charges and dial tone costs related to the delivery' of the services.

10. EasyTel shall be responsible for providing "back office" and technical support to Drayton to allow Drayton to administer the EasyTel services, and EasyTel shall be responsible for such costs. Back office service shall include: remote operation of Drayton Universal Office platform, software maintenance, software development, software improvement or modification, long distance access maintenance, maintenance of customer account information, billing processing and services) collection of customer remittances, technical support and segregation of revenues allocable to Drayton pursuant to this Agreement. Revenues for the parties to be divided pursuant to this Agreement shall be held in a clearing account pursuant to


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     credit card processing procedures  determined by EasyTel.  Revenues accrued to Drayton as a result of reselling conducted by Drayton shall be disbursed to Drayton from the EasyTel clearing account maintained by EasyTel for its credit card processing purposes.

11. All revenues to Drayton from EasyTel shall be paid on a monthly basis as earned, For purposes of such revenues, services, and products revenues are deemed earned at the time of full payment received or credited debited by EasyTel from such customer and user. The parties agree that EasyTel closes its books on the last day of each month and distributions of revenues to Drayton from EasyTel shall be forwarded to Drayton on the 15th day of the following month.

12. Drayton agrees that EasyTel shall establish from such revenues, a reserve for the purpose of refunding charge-backs to customers and credit card processing costs in an amount equal to 5% of credit card processing charges of gross revenues due to the parties. This 5% reserve shall be so deducted for a period of three months. During the fourth month, after settlement of charge-backs, processing costs of charge card issuers and other relevant costs being settled and subtracted from the reserve, the balance of the reserve relevant to the first month shall be divided and disbursed equally between the parties. Likewise, this process shall be repeated during the fifth month for the 5% reserve held back during the second month. The parties shall continue withholding revenues in the amount of 5% of credit card processing charges and disbursing this reserve) after settlement of these costs and charge-backs, on a continuing three month arrears basis as set forth in this paragraph. The parties agree that the provisions of this Paragraph 12 may be an1ended in the future according to the mutual agreement of the parties.

13. EasyTel shall furnish to Drayton, on a monthly basis, a statement certified by an Officer of EasyTel, specifying all products and services re- sold by Drayton and its affiliates, if any) per market, per month- This statement shall be forwarded to Drayton on the 15th day of the following month.


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15.  EasyTel agrees to make available to Drayton its latest technology  relating to Universal Office and such other products or services re-marketed by Drayton for EasyTel as part of this Agreement.

16.  As an acquisition fee for the re-selling rights acquired by Dray ton,

     Drayton shall pay to EasyTel for the re-selling rights herein payment in the form of 990,000 common shares in Drayton of its authorized and issued common shares representing 9.9% of its authorized and issued. It is agreed that Drayton shall be raising additional capital through the sale of its securities or issuing further securities pursuant to shareholder approval that may cause a dilution of the percentage of ownership in this Paragraph 16.

17. It is agreed between the parties hereto that they will not disclose either, directly or indirectly to any third person any confidential information relating to the business, properties or financial conditions which any party hereto has disclosed to the other.

18. EasyTel warrants and represents to Drayton that EasyTel holds, possess, and retains all interests, proprietary rights and ownership to the Universal Office sufficient for the grant of re-selling rights herein.

19. EasyTel represents that it holds a license from the Universal Office Corporation concerning the software that the Universal Office platform operates under this strategic alliance agreement. EasyTel represents that it has no notice from Universal Office of any action, suit, proceeding, claim, or arbitration pending, threatened or contemplated by at1y governmental or regulatory agency concerning the Universal Office or products or services provided by EasyTel herein which would have the effect of restricting, prohibiting, or delaying the consummation of this strategic a11iance agreement for reselling rights described herein.

20. Each party hereto warrants and represents that neither the execution nor delivery of this Agreement, nor the consummation of the agreement set forth herein will result in, with or without the giving of notice or lapse of time, or both, a violation of any material contract, agreement, license, regulatory prohibition, or material instrument to which either party hereto is a signatory.


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     both, a violation of any material contract,  agreement,  license regulatory prohibition, or material instrument to which either party hereto is a signatory,

21. Drayton represents and warrants that it shall not at any time attempt to encumber, convey, transfer, or take any other action that would impair any proprietary property right or interest of EasyTel.

22.  This Agreement shall be binding on any successors of the parties.

     Neither party shall have the right to assign its interests in this Agreement to any other party without the express written permission and consent of the other party.

23. Either party hereto shall have the right to terminate this Agreement and the re-marketing arid re-selling rights granted herein in the event of any of the following:

     a. A party breaches the Agreement and does not cure such breach within 30 days after notice thereof from the other party specifying such breach;

     b. Dissolution, insolvency or bankruptcy of a party whether voluntary or involuntary;

     c.   Appointment of a trustee or receiver for a party;

          then) and in addition to all other rights and remedies which the other party may have at law or in equity, the other party may, at its option, terminate this Agreement by notice thereof in writing specifying the reason for such termination and a termination date. Such termination shall become effective on the date of the termination set forth in the notice of termination, but in no event earlier than 30 days from the date of mailing thereof. In the event of termination of this Agreement, Drayton shall return all materials furnished by EasyTel, including all relevant documents received by Drayton tram EasyTel.

24. Nothing contained in this Agreement shall be construed as conferring by waiver, implication, estoppel or otherwise upon Dray ton, any license) or any trade secrets) or know how from EasyTel. No such other proprietary rights shall arise from this Agreement or from any acts) statements or dealings resulting in the execution of this Agreement, except as stated herein regarding re-selling rights.

25. EasyTel shall not be responsible for the failure to deliver any telecommunications products or services~ or to continue to deliver the same, under this Agreement due to federal, state, or municipal action, statute, ordinance or regulation, strike, or other labor trouble, riots or other civil disturbance, acts .of God consisting of natural disasters, whether weather related, or otherwise, state of war, or circumstances within or without the United States not subject to the control of EasyTel which prevents or hinders the delivery, or continued delivery of any product) service or responsibility of EasyTel hereunder.

26. This agreement shall be governed by and construed in accordance with the laws of tile State of Nevada.

27. This Agreement contains the entire understanding between and among the parties and supersedes any prior understanding and agreements among them respecting the subject matter of this Agreement.

28. If at any time during the term of this Agreement by dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute) difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters) shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.


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29.  The parties  hereto shall  execute and deliver all  documents,  provide all tnfoffi1ation and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement. This Agreement may be signed in counterparts of original or facsimile form, and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or same counterpart.

30. Nothing herein shall be construed to be to the benefit of any third par1y, nor is it intended that any provision shall be for the benefit of any third party.

31. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby

Dated: April 23, 1998


EasvTel                                    DRAYTON  HALL  &  CO.

A  Nevada  Corporation                     An  Illinois  Corporation

by:                                        by:

Its  Corporate  Secretary                  Its  Authorized  Representative

Thomas  Ska1a                              Bill  J.  Angelos,  Jr.


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